Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the report of Claxson Interactive Group Inc. (the “Company”) on Form 20-F as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), I, Roberto Vivo-Chaneton, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: September 20, 2006

By:	/s/ Roberto Vivo-Chaneton
	Name:	Roberto Vivo-Chaneton
	Title:	Chief Executive Officer